                                  SCHEDULE A
                         AMENDED AS OF FEBRUARY 15, 2000

                    SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


                                          Form Numbers of Contracts
Name of Separate Account                  Funded by Separate Account            Fidelity Fund (Class)
------------------------                  --------------------------            ---------------------
Lincoln Life & Annuity Variable                 GAC96-111                       Asset Manager - Initial
Annuity Account L                               GAC91-101

Lincoln Life & Annuity Flexible                 LN650NY                         Contrafund - Service
Premium Variable Account R

Lincoln Life & Annuity Flexible                 LN615NY - LNY                   Asset Manager - Initial
Premium Variable Life Account M                                                 Investment Grade Bond -
                                                                                       Initial
                                                                                Contrafund - Service

                                  SCHEDULE C
                           AMENDED AS OF FEBRUARY 15, 2000


Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds, Inc.

Baron Capital Funds Trust

BT Insurance Funds Trust

Calvert Responsibiltiy Invested Balanced Portfolio

Delaware Group Premium Fund, Inc.

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund: Small Cap Portfolio

Janus Aspen Series

Lincoln National (LN)

MFS-Registered Trademark- Variable Insurance Trust

Neuberger Berman Advisers Management Trust

Templeton Variable Products Series Fund

Twentieth Century's TCI Portfolios, Inc.

T. Rowe Price International Series, Inc.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Date______________________________      LINCOLN LIFE & ANNUITY COMPANY
                                        OF NEW YORK

                                        By: _________________________________
                                        Name: Troy D. Panning
                                        Title: CFO/2nd Vice President


Date______________________________      VARIABLE INSURANCE PRODUCTS FUNDS II

                                        By: _________________________________


                                        Name: _______________________________


                                        Title: ______________________________



Date _____________________________      FIDELITY DISTRIBUTORS CORPORATION

                                        By: _________________________________


                                        Name: _______________________________


                                        Title: ______________________________